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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


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FORM 8-K



CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  August 28, 1998



                                 BITSTREAM INC.


          Delaware                     0-2154                    04-2744890
------------------------------   ---------------------      -------------------
       (State or other           (Commission File No.)        (I.R.S. Employer
jurisdiction of incorporation)                              Identification No.)




     215 First Street
     Cambridge, Massachusetts 02142
     (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:    (617) 497-6222



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On August 28, 1998, Bitstream Inc. (the "Company") sold substantially all of the assets of its MediaBank(TM) and InterSep(TM) product lines, with the exception of approximately $1,500,000 of accounts receivable, to Inso Providence Corporation, a wholly-owned subsidiary of Inso Corporation, for approximately $12,000,000, prior to deduction of approximately $1,100,000 of payments and expenses incurred in connection with the transaction, pursuant to the terms of an Asset Purchase Agreement dated August 28, 1998 between the Company, its wholly-owned subsidiary Archetype, Inc., Inso Corporation, and its wholly-owned subsidiary, Inso Providence Corporation. MediaBank is a digital asset management product that allows for the cataloging, archiving, and management of electronic images, text and documents. InterSep OPI and InterSep Output Manager are advanced open prepress interface and print management products for raster image processors and servers. Both product lines were acquired by the Company in connection with the acquisition of Archetype, Inc. ("Archetype") pursuant to an Agreement and Plan of Merger, dated March 27, 1997 the "Merger Agreement") among the Company, Archetype, and Archetype Acquisition Corporation. The amount of the consideration paid to Bitstream for such assets was determined by Inso Corporation after a review of financial information related to the assets that were sold and the Merger Agreement and related documentation completed in connection with the acquisition of Archetype by Bitstream. There is no material relationship between either Inso Providence Corporation or Inso Corporation and the Company, Archetype or any of its affiliates, any director or officer of the Company or any associate of any such director or officer.

In conjunction with the sale of the assets to Inso Providence Corporation, the Company also entered in to a license agreement with Inso Providence Corporation under which Inso Providence Corporation will license Bitstream's custom publishing client server application, PageFlex(TM), for sale through their value added resellers and direct sales force. Under the license agreement, the Company received $600,000 as a paid up license fee, to be recognized in the quarter during which certain conditions to the agreement are satisfied.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  Financial Statements of the Business Acquired.

           Not applicable.

      (b)  Proforma Financial Information.

             It is impracticable to provide the required proforma financial information relative to the disposition of the assets at the time this report on Form 8-K is due to be filed. The proforma financial information relative to the disposition of the assets will be filed as it becomes available. It is contemplated that this proforma financial information will be filed as soon as possible but no later than 60 days after this report on Form 8-K is due to be


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filed, and when such proforma financial information becomes available, this report on Form 8-K will be amended on a report on Form 8-K/A as soon as practicable to reflect the proforma financial information relative to the disposition of the assets, which will be no later than 60 days after the report on this Form 8-K is due.

      (c)  Exhibits.


Exhibit Number             Description of Exhibit

99(a) Asset Purchase Agreement among Bitstream Inc., Archetype, Inc., Inso Corporation and Inso Providence Corporation dated August 28, 1998 (filed herewith).






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     SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.



By:      /s/ Anna M. Chagnon
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         Anna M. Chagnon
         Executive Vice President, Chief Financial Officer and Treasurer


Date:  September 14, 1998